Ex. 10.2
INDEMNITY GUARANTY
THIS INDEMNITY GUARANTY (this “Guaranty”) is executed as of April 8, 2020, by CURO FINANCIAL TECHNOLOGIES CORP., a Delaware corporation, CURO GROUP HOLDINGS CORP., a Delaware corporation, CURO INTERMEDIATE HOLDINGS CORP., a Delaware corporation, CURO RECEIVABLES HOLDINGS II, LLC, a Delaware limited liability company and CURO MANAGEMENT LLC, a Delaware limited liability company (each individually, collectively, and severally, the “Guarantor”), for the benefit of MIDTOWN MADISON MANAGEMENT LLC, a Delaware limited liability company having an address at 780 Third Avenue, 27th Floor, New York, New York (“Agent”), for the benefit of itself and the Lenders.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof (as the same may be amended, restated or modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement) by and among CURO RECEIVABLES FINANCE II, LLC, a Delaware limited liability company (“Borrower”), each of the Lenders from time to time party thereto (“Lenders”), and Agent, Borrower has become indebted, and may from time to time be further indebted, to Agent with respect to a credit facility (the “Loan”) which is further evidenced, secured or governed by the other Loan Documents; and
WHEREAS, Lenders are not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Agent of the Guaranteed Obligations (as herein defined); and
WHEREAS, each Guarantor is a direct or indirect holder of Equity Interests of Borrower, and each Guarantor will directly or indirectly benefit from the Lenders making the Loan to Borrower.
NOW, THEREFORE, as an inducement to Agent and each Lender to enter into the Loan Documents and to make the Loan to Borrower, and to extend such additional credit as Agent may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE I
NATURE AND SCOPE OF GUARANTY
1.1    Guaranty of Obligation. Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees to Agent and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

CURO - INDEMNITY GUARANTY

1.2    Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means:
(a)    the obligations or liabilities of Borrower to Agent for any loss, damage, cost, expense, liability, claim or other obligation incurred by Agent (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:
(i)    any willful or intentional misrepresentation or gross negligence by Borrower, any Seller, Servicer or Guarantor in connection with the Loan;
(ii)    any acts of fraud, misappropriation or misapplication of funds or proceeds of any Collateral by Borrower, any Seller, Servicer or Guarantor;
(iii)    any Change of Control not approved in writing by Agent prior to such Change of Control
(iv)    any unauthorized, consensual and/or intentional transfer, assignment, sale, removal, disposal or Lien (other than any Permitted Lien or other Lien arising out of operation of Applicable Law) with respect to any Collateral under the Loan;
(v)    any damage to or material diminution in the value of the Collateral caused by the intentional, consensual, willful, wanton or tortious act or omission by Borrower or Guarantor,
(vi)    the misapplication or conversion by Borrower, any Seller, Servicer or Guarantor of (A) any proceeds of or payments made on or related to any Receivable pledged to Agent under the Loan Agreement or (B) any insurance proceeds paid by reason of any loss, damage or destruction to the Collateral;
(vii)    the conviction of any of Borrower’s or any Guarantor’s directors, managers, managing members or senior officers in connection with (A) a felony crime or (B) any willful violation by any such Person of any laws or legal requirements related to the Loan or the Collateral;
(viii)    Borrower or any Guarantor asserts any claim, defense, or offset against Agent or any Lender that Borrower or any Guarantor has waived or agreed not to assert.
(ix)    any Guarantor files a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;
(x)    any Guarantor or any officer, director, representative or Person which owns or controls, directly or indirectly a Guarantor or an Affiliate of any Guarantor files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

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(xi)    in any case or proceeding under the Bankruptcy Code or in any other judicial proceeding, where Guarantor made application to a court to declare that (A) all or any portion of the lien of Agent or the obligations of Borrower to pay principal and interest as specified in the Loan Documents is rescinded, set aside, or determined to be void or unenforceable, (B) that the assets of the Borrower should be substantively consolidated with the assets of any other Person or (C) any of the terms of any of the Loan Documents is modified without Agent’s consent; and
(b)    the entire amount of the Loan and all Obligations under the Loan Agreement and the other Loan Documents following the occurrence of any of the following:
(i)    Borrower files a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;
(ii)    an officer, director, representative or Person who controls, directly or indirectly, Borrower or any Guarantor or an Affiliate of any of the foregoing, files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, which is not dismissed within sixty (60) days of the date of its filing, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;
(iii)    Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, which is not dismissed within sixty (60) days of the date of its filing, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;
(iv)    in any case or proceeding under the Bankruptcy Code or in any other judicial proceeding, where Borrower made application to a court to declare that (A) all or any portion of the lien of Agent or the obligations of Borrower to pay principal and interest as specified in the Loan Documents is rescinded, set aside, or determined to be void or unenforceable, (B) that the assets of the Borrower should be substantively consolidated with the assets of any other Person or (C) any of the terms of any of the Loan Documents is modified without Agent’s consent;
(v)    the failure of Borrower to comply with the provisions of Section 6.14 of the Loan Agreement, other than inadvertent and immaterial violations which would not adversely impact the substantive consolidation analysis with respect to the Borrower (excluding any failure attributable to Borrower’s indebtedness under the Loan); or
(vi)    the voluntary dissolution or liquidation of the Borrower, other than inadvertent and immaterial violations which would not adversely impact the substantive consolidation analysis with respect to the Borrower.

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Notwithstanding anything to the contrary herein, (i) no Guaranteed Obligations shall arise from any act or omission of Borrower that occurs after Agent or Lender has foreclosed on the equity interests in, and controls, Borrower, and (ii) Guaranteed Obligations do not include losses, damages, claims or expenses to the extent such arise directly and solely from the financial inability of an Account Obligor to pay amounts due and owing under a Receivable after the sale of such Receivable from the Seller to the Borrower.
1.3    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Agent with respect to the Guaranteed Obligations. This Guaranty may be enforced by Agent and its successors and assigns and shall not be discharged by the assignment or negotiation of all or part of the Obligations.
1.4    Payment By Guarantor. The Guaranteed Obligations are payable on demand by Guarantor in lawful money of the United States of America and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be in writing, made in accordance with Section 4.2, and shall set forth in reasonable detail the basis of the claim for payment.
1.5    No Duty To Pursue Others. It shall not be necessary for Agent (and Guarantor hereby waives any rights which Guarantor may have to require Agent), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Agent’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Agent’s rights against any other Guarantor or guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Agent against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Agent shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
1.6    Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Agent to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Loan Agreement or of any other Loan Documents (other than any amendment, modification, or restatement consented to by Borrower after Agent or Lender has foreclosed on the equity interests in Borrower), (iv) the execution and delivery by Borrower and Agent of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents, (v) the occurrence of any breach by Borrower or an Event of Default under the Loan Agreement, (vi) Agent’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Agent, and, generally, all demands and notices of every kind in connection with this Guaranty,

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the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.
1.7    Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within five (5) days after demand by Agent, pay Agent all documented, out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Agent in the enforcement hereof or the preservation of Agent’s rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
1.8    Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Agent must rescind or restore any payment, or any part thereof, received by Agent in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Agent shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.
1.9    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Agent), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.
1.10    Exclusive Right to Finance. Guarantor hereby covenants and agrees not to form, or consent to or otherwise acquiesce in the formation of, any Affiliate, or otherwise use any Subsidiary existing on the Closing Date, to originate, acquire or finance any Receivables in circumvention of the intent of the covenants, agreements and obligations of the Borrower set forth in Section 2.12 of the Loan Agreement.
1.11    [Reserved].
1.12    Publicity and Confidentiality. Guarantor hereby covenants and agrees to comply with and be bound by the provisions set forth in Section 12.10 of the Loan Agreement as if it were party thereto as the Borrower.
1.13    Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.
1.14    Material Adverse Effect. As used herein, the terms “Material Adverse Effect” or “Material Adverse Change” shall mean any development, event, condition, obligation, liability

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or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which:
(i)    has had or reasonably could be expected to have a material adverse effect upon or change in (a) the legality, validity or enforceability of any Loan Document, (b) the perfection or priority of any Lien granted to Agent or any Lender under any of the Security Documents or (c) the value, validity, enforceability or collectability of the Receivables, taken as a whole, or any of the other Collateral;
(ii)    has been or reasonably could be expected to be material and adverse to the value of any of the Collateral, taken as a whole, or to the business, operations, prospects, properties, assets, liabilities or condition (financial or otherwise) of Guarantor or Borrower; or
(iii)    has materially impaired or reasonably could be expected to materially impair the ability of any Guarantor to perform the Guaranteed Obligations or Borrower to perform any of the Obligations, or each of their respective obligations, or to consummate the transactions, under the Loan Documents.
ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
2.1    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations or the Obligations, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Agent, or any other parties, pertaining to the Guaranteed Obligations or any failure of Agent to notify Guarantor of any such action (other than any renewal, extension, increase, modification, alteration or rearrangement consented to by Borrower after Agent or Lender has foreclosed on the equity interests in Borrower).
2.2    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Agent to Borrower or Guarantor.
2.3    Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners, members or trustee of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

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2.4    Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
2.5    Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations or the Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Agent will look to other parties to pay or perform the Guaranteed Obligations.
2.6    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
2.7    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
2.8    Care and Diligence. The failure of Agent or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Agent (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

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2.9    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.
2.10    Merger. The reorganization, merger or consolidation of Borrower into or with any other Person.
2.11    Preference. Any payment by Borrower to Agent is held to constitute a preference under bankruptcy laws, or for any reason Agent is required to refund such payment or pay such amount to Borrower or someone else.
2.12    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce Agent and each Lender to enter into the Loan Documents and extend credit to Borrower, each Guarantor represents and warrants to Agent as follows:
3.1    Benefit. Guarantor is a direct or indirect holder of Equity Interests of Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
3.2    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
3.3    No Representation By Agent. Neither Agent nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.
3.4    Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent,

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and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.
3.5    Due Execution and Authorization.
(a)    Each Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization.
(b)    The execution, delivery and performance by Guarantor of the Loan Documents to which it is a party (i) have been duly authorized by all requisite action of the Guarantor and (ii) do not violate any provisions of (A) any Applicable Law, (B) any order of any Governmental Authority binding on Guarantor or any of its properties, or (C) the articles of incorporation or bylaws (or any other equivalent governing agreement or document) of Guarantor, or any agreement between Guarantor and its equity owners or among any such equity owners; (iii) are not in conflict with, and do not result in a breach or, default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which Guarantor is a party, or by which the properties or assets of Guarantor are bound, the effect of which could reasonably be expected to be, have or result in a Material Adverse Effect; (iv) except as set forth herein or therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Guarantor, and (v) except for filings in connection with the perfection of Agent’s Liens, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person that has not been obtained, except where the failure to so obtain could not reasonably be expected to be, have or result in a Material Adverse Effect.
(c)    This Guaranty is a legal and binding obligation of Guarantor, as applicable, and is enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
(d)    Guarantor has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, as applicable, and Guarantor is duly qualified to do business in all of the jurisdictions in which failure to so qualify could reasonably be likely to have or result in a Material Adverse Effect. Guarantor has all requisite power and authority to execute, deliver and perform the Loan Documents to which it is a party and to consummate the transactions contemplated under the Loan Documents to which it is a party.
(e)    Guarantor is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor controlled by such an “investment company”.
3.6    Other Agreements. Guarantor is not (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would have a Material

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Adverse Effect its ability to execute and deliver, or perform under, any Loan Document or to pay the Guaranteed Obligations, or (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to be, have or result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period could reasonably be expected to be, have or result in a Material Adverse Effect.
3.7    Litigation. Guarantor is not a party to any material pending or, to the knowledge of Guarantor, threatened action, suit, proceeding or investigation related to its respective business. There is no pending or, to the knowledge of Guarantor, threatened action, suit, proceeding or investigation involving Guarantor or its business that could reasonably be expected to prevent or materially delay the consummation by Guarantor of the transactions contemplated herein or in the other Loan Documents. Guarantor does not have any reason to believe that any material action, suit, proceeding or investigation may be brought or threatened against its business. Guarantor is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit, proceeding or investigation initiated by Guarantor currently pending. Guarantor does not have any existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor (except with respect to taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings timely instituted and diligently pursued and which proceedings have not given rise to any Lien).
3.8    Financial Statements and Reports. All financial statements and financial information relating to Guarantor that have been or may hereafter be delivered to Agent by Guarantor (a) are consistent with the books of account and records of Guarantor, and (b) present fairly in all material respects the financial condition, assets and liabilities and results of operations of Guarantor at the dates and for the relevant periods indicated. Guarantor does not have any material obligations or liabilities of any kind required to be disclosed therein that are not disclosed in such financial statements.
3.9    Compliance with Law. Guarantor (a) is in compliance with all Applicable Laws, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. Guarantor has not received any notice that Guarantor is not in material compliance in any respect with any of the requirements of any of the foregoing. Guarantor has not established or maintains or contributes to any “benefit plan” that is covered by Title IV of ERISA. Guarantor has maintained in all material respects all records required to be maintained by any applicable Governmental Authority.
3.10    Licenses and Permits; Labor. Guarantor is in compliance with and has all Permits necessary or required by Applicable Law or any Governmental Authority for the operation of the its respective business as presently conducted and as proposed to be conducted except where noncompliance, violation or lack thereof could not reasonably be expected to be, have or result in a Material Adverse Effect. All Permits necessary or required by Applicable Law or Governmental

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Authority for the operation of Guarantor’s businesses are in full force and effect and not in known conflict with the rights of others, except where such conflict or lack of being in full force and effect could not reasonably be expected to be, have or result in a Material Adverse Effect. Guarantor has not been involved in any labor dispute, strike, walkout or union organization which could reasonably be expected to be, have or result in a Material Adverse Effect.

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3.11    Anti-Terrorism; OFAC
(a)    (i) Neither Guarantor nor any Person controlling or controlled by Guarantor, nor, to its knowledge, any Person having a beneficial interest in Guarantor, nor any Person for whom Guarantor is acting as agent or nominee in connection with this transaction (“Transaction Persons”) (1) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (2) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (3) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order.
(b)    To the knowledge of Guarantor, no part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended
(c)    Guarantor acknowledges by executing this Guaranty that Agent has notified Guarantor that, pursuant to the requirements of the Patriot Act, Agent is required to obtain, verify and record such information as may be necessary to identify Guarantor (including, without limitation, the name and address of Guarantor) in accordance with the Patriot Act.
ARTICLE IV
MISCELLANEOUS
4.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Agent, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Agent hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
4.2    Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the third day following the day such notice is deposited with the United States Postal Service first class certified mail, return receipt requested, addressed to the address, as set forth below, of the party to whom such notice is to be given, or to such other address as either party shall in like manner designate in writing. The addresses of the parties hereto are as follows:

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Guarantor:	c/o CURO Management LLC
3527 North Ridge Road
Wichita, KS 67205
Attn: Don Gayhardt
E-Mail: don.gayhardt@curo.com

With a copy to:

CURO Financial Technologies Corp.
3527 North Ridge Road
Wichita, KS 67205
Attn: Vin Thomas
E-Mail: vinthomas@curo.com

Agent:	Midtown Madison Management LLC
780 Third Avenue, 27th Floor
New York, New York
Attention: Raymond Chan
Telephone No. (212) 201-1915
Facsimile No. (917) 464-7350
Email: chan@atalayacap.com

Midtown Madison Management LLC
780 Third Avenue, 27th Floor
New York, New York
Attention: Steven Segaloff
Telephone No. (212) 201-1921
Facsimile No. (917) 464-7350
Email: segaloff@atalayacap.com

with a copy to:	Holland & Knight LLP 200 Crescent Court, Suite 1600 Dallas, Texas 75201 Attention: Matthew Fontane, Esq. Telephone No. (214) 964-9454
Facsimile No. (214) 964-9501
Email: matthew.fontane@hklaw.com

4.3    Governing Law. THIS GUARANTY, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. BY EXECUTION AND DELIVERY OF THIS GUARANTY,

13 CURO - Indemnity Guaranty

GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT AGENT OR ANY AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
4.4    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
4.5    Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.
4.6    Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Agent, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.
4.7    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
4.8    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

14 CURO - Indemnity Guaranty

4.9    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. This Agreement and each of the other Loan Documents may be executed and delivered by facsimile, portable document format (.pdf), or other Electronic Transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart. Delivery of an executed electronic signature page of this Agreement and each of the other Loan Documents by facsimile, portable document format (.pdf), or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof and each party to this Agreement and each of the other Loan Documents agrees that it will be bound by its own signature and that it accepts the facsimile, portable document format (.pdf), or other electronic signature of each other party to this Agreement and each of the other Loan Documents. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Agreement or any Loan Document which has been converted into electronic form (such as scanned portable format (.pdf)), or an electronically signed Agreement or any Loan Document converted into another format, for transmission, delivery and/or retention. The Agent may, at its option, create one or more copies of such Agreement in an electronic form (“Electronic Copy”), which shall be deemed created in the ordinary course of the Agent’s business, and destroy the original paper document. Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile, portable document format (.pdf), or other Electronic Transmission document or signature. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this paragraph shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
4.10    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Agent hereunder shall be cumulative of any and all other rights that Agent may ever have against Guarantor. The exercise by Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
4.11    Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND AGENT WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND AGENT AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND AGENT, NO COURSE

15 CURO - Indemnity Guaranty

OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND AGENT.
4.12    Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.
4.13    Survival. All of the representations, warranties, covenants, and indemnities hereunder, and any modification or amendment hereof, shall survive the closing and funding of the Loan, shall not be deemed to have merged herein, and shall remain as continuing representations, warranties, covenants and indemnities, until the date of the full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) (such date, the “Termination Date”), provided, that to the extent that Agent has made a claim pursuant to Section 1.2(a) prior to the Termination Date, the Termination Date solely with respect to such claim shall be extended until such claim has been resolved (i) to the satisfaction of the Agent or (ii) by a court of competent jurisdiction on a final and non-appealable basis.
4.14    Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Loan Agreement or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.
[Signature page follows]

16 CURO - Indemnity Guaranty

IN WITNESS WHEREOF, each undersigned has signed and delivered this Guaranty by its duly authorized representative.
GUARANTOR:

CURO FINANCIAL TECHNOLOGIES CORP.

By: /s/Don Gayhardt
Name: Donald F. Gayhardt Jr.
Title: President & Chief Executive Officer

CURO GROUP HOLDINGS CORP.

By: /s/Don Gayhardt
Name: Donald F. Gayhardt Jr.
Title: President & Chief Executive Officer

CURO INTERMEDIATE HOLDINGS CORP.

By: /s/Don Gayhardt
Name: Donald F. Gayhardt Jr.
Title: President & Chief Executive Officer

CURO MANAGEMENT LLC

By: /s/Don Gayhardt
Name: Donald F. Gayhardt Jr.
Title: President & Chief Executive Officer

[SIGNATURE PAGE TO INDEMNITY GUARANTY]